Exhibit (h)(3)(C)

                                                                             1

                       SETTLEMENT AGREEMENT

                             AMONG

                 THE SPECIALTY MANAGERS TRUST,

              WESTERN CAPITAL FINANCIAL GROUP

                              AND

           THE MUTUAL BENEFIT LIFE INSURANCE COMPANY

     This Agreement is dated as of May 21, 1990, by and between The Specialty Managers Trust, a Massachusetts business trust (the "Trust"), Western Capital Financial Group ("Western Capital"), a California corporation, and The Mutual Benefit Life Insurance Company ("MBL") on its own behalf and on behalf of Mutual Benefit Contract Account - 11 (the "Account").

     WHEREAS, MBL is a mutual life insurance company incorporated under the laws of the State of New Jersey; and

     WHEREAS, the Account is a segregated asset account established by resolution of the Board of Directors of MBL to set aside and invest assets attributable to annuity contracts ("Policies") to be issued by MBL; and

     WHEREAS, the Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"), as amended and interests in the Policies, as hereinafter defined, are registered under the Securities Act of 1933 ("1933 Act"), as amended; and

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares will be registered under the 1933 Act; and

     WHEREAS, Western Capital, pursuant to a written agreement, is the distributor for shares of the portfolios of the Trust and is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act"), as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, MBL intends to purchase shares in the portfolios of the Trust shown on Exhibit A (hereinafter "Series") on behalf of the Account to serve as an investment medium for the Policies, and Western Capital is authorized to sell such shares and agrees to make shares of the Series available to the Account.

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              NOW, THEREFORE, Western Capital, MBL and the Trust, in
          consideration of the premises and the mutual covenants and promises hereinafter set forth, hereby agree as follows:

     1. Subject to paragraph 3, Western Capital will sell shares of the Series to the Accounts and will execute such orders on days that the Trust values its shares as described in its prospectus in such amounts as shall be requested. Such sales will be made at the "net asset value" next computed after an order to purchase shares is received by the Trust, its transfer agent or its designee, and no commission on such sales shall be due or payable to Western Capital. The Accounts shall not be under any obligation to purchase shares of the Series at any time or in any amount other than for which its has a bona fide order.

     2. Solely for the purposes of paragraph 1, the Trust agrees that MBL shall be the designee of the Trust's transfer agent for receipt of such orders from the Accounts (but not the General Account of MBL), and receipt by such agent shall constitute receipt by the Trust, provided that the Trust receives notice of such order by 12:00 noon on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading or any day on which the Trust is required to calculate its net asset value pursuant to the rules promulgated by the Commission. The provisions of this paragraph 2 shall apply solely to orders based upon purchases of interests under the Policies, and shall not apply to any other orders, including those orders based upon investment by MBL for its own account.

     3. Western Capital and the Trust agree to make shares of each Series available for purchase by MBL on behalf of the Accounts at the applicable net asset value per share on those days on which the Trust calculates such net asset value per share, pursuant to the rules promulgated by the Commission, and the Trust shall use its reasonable efforts to calculate such net asset value on each day the New York Stock Exchange is open for trading or any day on which the Trust is required to calculate its net asset value pursuant to the rules promulgated by the Commission; provided, however, that the Board of Trustees of the Trust may refuse to sell shares of the Series of the Trust to any person or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of such Trustees acting in good faith and in light of their fiduciary duties under applicable law, necessary in the best interests of the shareholders of the Trust. The Trust shall take such steps as may be necessary to provide a sufficient number of shares to meet the orders of the Account.

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     4.   The parties agree that no shares of the Series will be sold directly to the general public. Shares of the Trust Series will be available only to general and separate accounts of life insurance companies issuing variable life insurance policies and variable annuity contracts for which the Trust serves as an investment vehicle.

          It is further agreed among the parties that the Policies will be distributed to the public only by broker-dealers that are registered under the 1934 Act as broker-dealers and are members of the NASD ("retail broker-dealers") and that enter into a written agreement ("Sales Agreement") with Directed Services, Inc., two forms of which are attached hereto as Exhibits B & C. The parties further agree that all Sales Agreements will be in one of these two such forms.

     5. The Trust will, at MBL's request, (a) redeem any full or fractional shares tendered for redemption by the Account, or (b) exchange shares of one Series for shares of another Series, at the net asset value next computed after such request is received in good order by the Trust, its transfer agent or its designee. No Series shall change the terms and conditions for the redemption of its shares as set forth in the most recent effective Registration Statement for the Trust without the prior approval of the parties hereto.

     6. For purposes of paragraph 5, and solely for transactions caused by redemptions of Policies underlying the Trust, the Trust agrees that MBL shall be the designee of the Trust's transfer agent for receipt of such orders from the Accounts and receipt by such agent shall constitute receipt by the Trust, provided that the Trust receives notice of such order by 12:00 noon New York time on the next following Business Day. The provisions of this paragraph 6 shall apply solely to tenders for redemptions based upon redemptions of interests under the Policies, and shall not apply to any other tenders or requests for redemptions, including those based upon investment by MBL for its own account.

     7. All transactions involving the purchase of shares of the Series shall be settled the same day the Trust executes an order for the purchase of shares of the Series, as provided in Paragraph 1 of this Agreement. Transactions involving the redemption of shares of the Series shall ordinarily be settled the same day that the Trust effects the redemption as provided in Paragraph 5 of this Agreement, except that the Trust reserves the right to delay settlement upon redemption, but in not event may such settlement be delayed longer than the period as permitted under Section 22(e) of the 1940 Act. All funds used for purchase of redemption transactions shall be in Federal Funds

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          transmitted by wire transfer.  Issuance and transfer of shares of the Series will be by book entry only, unless otherwise agreed by all parties. Stock certificates will not be issued to MBL or the Accounts. Shares of the Series ordered from the Trust will be recorded in appropriate ledgers for the Account.

     8. The Trust shall instruct its recordkeeping agent that on each day the net asset value of the shares of any Series is required to be calculated pursuant to the requirements of the Investment Company Act, the Trust shall provide The Golden Financial Group, Inc. (a New York corporation acting on behalf of MBL pursuant to an Administrative Services Agreement) with the net asset value of such shares of the Series by 5:30 p.m. New York time, or as soon thereafter as practicable. The Trust shall also provide Directed Services, Inc., a subsidiary of The Golden Financial Group, Inc. that is also distributor for the Policies, daily with any and all financial information that is deemed reasonably necessary for Directed Services to comply with its responsibilities as distributor for the Policies. This financial information shall also be provided to MBL or its designated agent, The Golden Financial Group, Inc. by 5:30 p.m. New York time or as soon thereafter as practicable on each day on which such net asset value is calculated, unless circumstances make compliance with such schedule impracticable, in which event the Trust or its agent will provide the information as soon as reasonably practicable.

     9. It is understood by the parties that this Agreement shall apply to additional series created for the Trust unless agreed to by all parties hereto.

     10. (a) MBL agrees to indemnify and hold harmless Western Capital and the Trust and each of their Trustees, officers, employees, and each person, if any, who controls Western Capital or the Trust within the meaning of Section 15 of the Securities Act and each person who is an affiliated person of Western Capital or the Trust within the meaning of Section 2(a)(3) of the Investment Company Act of 1940 (collectively, the "Indemnified Parties" for purposes of this paragraph 10) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of MBL), or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof), or settlements are related to the sale or acquisition of the Policies or the Trusts' shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Account or

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          the Policies or contained in the Policies or sales literature for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to MBL or its affiliates by or on behalf of Western Capital, the Trust or an affiliate of either, for use in the registration statement or prospectus for the Policies or in the Policies or sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Policies or the Trust shares; or

     (ii) arise out of or as a result of statements or representations
          (other than statements or representations contained in the registration statement, prospectus, or sales literature of the Trust not supplied by MBL or persons under its control) or wrongful conduct of MBL, its officers, directors, employees or persons under its control, with respect to the sale or distribution of the Policies or Trust shares; or

   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature for the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of MBL, its officers, directors, employees, or affiliated persons thereof; or

    (iv) arise as a result of any failure by MBL to provide the services and to furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty

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          made by MBL in this Agreement or arise out of or result from any other material breach of this Agreement by MBL, as limited by and in accordance with the provisions of subparagraphs (b) and
          (c) of this paragraph 10.

     (b) MBL shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

     (c) MBL shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify MBL of any such claim shall not relieve MBL from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, MBL shall be entitled to participate, at its own expense, in the defense of such action. MBL also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the Action. After notice from MBL to such party of MBL's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and MBL will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Indemnified Parties will promptly notify MBL of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Trust shares or the Policies or the operation of the Trust.

11. (a) The Trust, and Western Capital, or both of them, as appropriate, agree to indemnify and hold harmless MBL and each of its directors, officers, employees, and each person, if any, who controls MBL within the meaning of Section 15 of the Securities Act and each person who is an affiliated person of MBL within the meaning of
          Section 2(a)(3) of the Investment Company Act of 1940 (collectively,

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          the "Indemnified Parties" for purposes of this Paragraph 11) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares and:

     (i) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Trust or sales literature for the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Western Capital or the Trust by or on behalf of MBL or an affiliate thereof for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or the Trust shares; or

    (ii)  arise out of or as a result of statements or representations
          (other than statements or representations contained in the registration statement, prospectus, or sales literature for the Policies not supplied by the Trust, Western Capital or persons under their control) or wrongful conduct of the Trust or Western Capital, their officers, directors, employees or persons under their control, with respect to the sale of the Policies or Trust shares: or

   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature for the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated

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          therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to MBL by or on behalf of the Trust or Western Capital; or

    (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Trust or Western Capital in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or Western Capital, as limited by and in accordance with the provisions of subparagraphs (b) and (c) of this Paragraph 11.

     (b) Neither the Trust nor Western Capital shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to MBL or the Accounts, whichever is applicable.

     (c) Neither the Trust nor Western Capital shall be liable under this indemnification provision with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified Western Capital and/or the Trust, as appropriate, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust or Western Capital of any such claim shall not relieve the Trust or Western Capital from any liability which either of them may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust and Western Capital will be entitled to participate, at their expense,

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          in the defense thereof, with counsel satisfactory to
          the party named in the action. After notice from the Trust and/or Western Capital to such party of the Trust's and/or Western Capital's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Trust and Western Capital will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) MBL agrees to promptly notify the Trust and Western Capital of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Policies or the operation of the Account.

     12. MBL shall provide the Trust and Western Capital with copies of all written complaints received and responses thereto sent by MBL or its affiliates or agents that pertain to the purchase or sale of the Policies or to the operation of the Trust. Such copies shall be sent to the Trust and Western Capital concurrently with the mailing of the response to any such complaint.

          The Trust and Western Capital shall provide MBL with copies of all written complaints received by either of them that pertain to the purchase or sale of the Policies or to the operation of the Account.

     13. This Agreement may be terminated at any time by mutual consent of the parties, or without cause by any of the parties upon giving one hundred twenty (120) days written notice to the other parties provided, however, that if any party fails to carry out its responsibilities enumerated under this Agreement in any material respect, the other parties shall have the right to terminate this Agreement within sixty days of notification to the party so failing to carry out its responsibilities, and if for any reason shares of the Series are not available MBL shall have the right to terminate this Agreement immediately. This Agreement shall terminate upon the termination of the "Variable Life and Annuity Agreement" between MBL and GFG dated May 31, 1989, whereby GFG is to provide certain services to MBL with regard to the design, regulatory approval and administration of the Policies.

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     This Agreement shall also terminate:

     (i) at the option of MBL upon the institution of formal proceedings against the Trust, Western Capital or an affiliate by the NASD, the SEC, or any state securities or insurance department or any other regulatory body provided that MBL determines in good faith, in MBL's sole judgment, that such institution will have a material adverse impact on the Trust's, Western Capital's or the affiliate's ability to perform its obligations under this Agreement; or

     (ii) at the option of the Trust or Western Capital upon the institution of formal proceedings against MBL brought by the NASD, the SEC, or any formal proceedings involving a material matter brought by any state securities or state insurance department or any other regulatory body regarding MBL provided that the Trust or Western Capital determines in good faith, in its sole judgment, that such institution will have a material adverse impact on MBL's ability to perform its obligations under this Agreement; or

     (iii) at the option of either the Trust, Western Capital or MBL, upon the filing of a voluntary or involuntary petition in bankruptcy, or in any equivalent state court proceeding, concerning any party, or upon appointment of a receiver by a regulatory body having appropriate jurisdiction over any other party, or upon the occurrence of any party's failing to meet the minimum net capital requirements, if any, applicable to it under appropriate insurance or securities laws; or

     (iv) at the option of the Trust, Western Capital or MBL if the Management Agreement between the Fund and its Manager is terminated, or the Organizational Agreement among MBL, the Fund and the Fund's Manager terminates.

     14. Unless earlier terminated pursuant to Paragraph 13 hereof, this Agreement shall remain in effect for a one year period beginning on the effective date of this Agreement and will continue thereafter in effect from year to year. Upon termination of this Agreement, all authorizations, rights and obligations imposed on the parties under this Agreement except for the indemnification provisions contained in Paragraphs 10 and 11 above shall cease. Notwithstanding the foregoing, in the event of termination and unless otherwise agreed to by the parties, transactions for

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          existing policyowners will continue to be executed under the terms of this Agreement.

     15. Any notice shall be sufficiently given when sent by registered or certified mail to the other parties at the address of such parties as set forth below or at such other address as such party may from time to time specify in writing to the other parties:

          To:  The Specialty Managers Trust
               1925 Century Park East, Suite 2350
               Los Angeles, CA  90067
               Attn:  Charles F. Parisi

               with a copy to:
               Jeffrey S. Puretz, Dechert Price & Rhoads
               1500 K Street, Washington, D.C.  20005

          To:  Western Capital Financial Group
               1925 Century Park East, Suite 2350
               Los Angeles, CA  90067
               Attn:  Charles F. Parisi

          To:  The Mutual Benefit Life Insurance Company
               520 Broad Street
               Newark, NJ  07102-3184
               Attn:  Michael H. Berkowitz, Senior Vice President

               With a copy to:
               Frank D. Casciano
               Vice President and Deputy General Counsel

     16. This Agreement shall be construed with and the provisions hereof interpreted under an in accordance with the laws of the State of New York.

     17.  This Agreement shall be subject to the provisions of the 1940
          Act, the 1933 Act and the 1934 Act and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

     18. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     19. A copy of the Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Declaration of Trust has been executed on behalf of the Trust by the Trustees in their capacity as Trustees of the Trust and not

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          individually. The obligations upon the Trust under this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, employee or shareholder of the Trust individually.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


          THE SPECIALTY MANAGERS TRUST

          By: /s/ Charles F. Parisi
             ---------------------------
                 Charles F. Parisi
                   President

          Attest: /s/ William C. Richardson
                 ---------------------------
            Name: William C. Richardson
            Title:


          WESTERN CAPITAL FINANCIAL GROUP


          By: /s/ William C. Richardson
             ---------------------------
                 William C. Richardson
                   President

          Attest: /s/ Charles F. Parisi
                 -----------------------
            Name:  Charles F. Parisi
            Title:


          THE MUTUAL BENEFIT LIFE INSURANCE COMPANY
          By:  The Mutual Benefit Life Insurance Company


          By: /s/ Michael H. Berkowitz
             ---------------------------
               Michael H. Berkowitz
               Senior Vice President

          Attest: /s/ Frank D. Casciano
                 -----------------------
                  Frank D. Casciano
                   Vice President and
                   Deputy General Counsel









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                       EXHIBIT A TO

               SETTLEMENT AGREEMENT AMONG
     THE SPECIALTY MANAGERS TRUST, WESTERN CAPITAL FINANCIAL GROUP,

                             and

     THE MUTUAL BENEFIT LIFE INSURANCE COMPANY



     Multiple Allocation Series

     Fully Manager Series

     Limited Maturity Bond Series

     Natural Resources Series

     Real Estate Series

     All-Growth Series

     Liquid Asset Series